Digital Power Corporation Welcomes Two New Directors

FREMONT, Calif., November 21, 2008, Digital Power Corporation (Amex: DPW - News) (herein “Digital Power”) announced the election of two new Directors at its 2008 Annual Shareholders’ Meeting held earlier this week.

The two Directors are Terry Steinberg and Israel Levi (Mr. Levi was previously appointed to fill an existing vacancy on the Board).

Terry Steinberg has extensive experience in high growth enterprises, directing expansion efforts organically as well as through mergers and acquisitions, with significant international expertise.

He currently serves as Executive Vice President of Provengo, LLC, an Oceanside, New York based company focusing on synchronizing and streamlining the procurement process for its Department of Defense customers. From 2001 to 2003, he was the Executive Vice President of SpiderFuel, Inc., an e-business enablement software company located in New York, from 2001 to 2003, where he designed and implemented business development and roll-up acquisition strategies.

From 1999 to 2001, Mr. Steinberg served as Executive Vice President of FotoLinks, LLC, an online photo-sharing, e-commerce based website company in New York, where he directed the company’s business development and financings, including the acquisition of a digital imaging software developer and value-added reseller. Mr. Steinberg was President and CEO of PC Etcetera, Inc. (later merged with Sivan, an Israeli-based high tech vocational training company and renamed “Mentortech, Inc.”), an international provider of high quality personal computer training services to Fortune 1000 companies, from 1985 to 1999. He received a Bachelors of Science Degree in Applied Mathematics/Computer Science and an MBA - Finance both from McGill University.

Israel Levi has served as a member of the Board of Directors since July 2008. From 1989 to 2007, he served as an officer and held senior management positions , including Senior Vice President of Worldwide Operations and Quality, Senior Vice President of Systems and Technology and Senior Vice President of Research & Development, with Harmonic, Inc., a Sunnyvale, California-based provider of video delivery solutions to cable, satellite, telco, terrestrial and wireless operators worldwide. Mr. Levi led numerous industry first product and technology developments applied to analog/digital video and data transmission over HFC (hybrid fiber coax) networks. Among them are the first Fiber Node, the first DWDM (Dense Wavelength Division Multiplexing) SCM (Sub Carrier Multiplexed) Transmitter and Digitized Return Path Transceiver, all of which gained wide industry acceptance and helped build the broadband infrastructure for transmission of voice, video and data over cable. Mr. Levi holds a Masters Degree in Electrical Engineering and is named as an inventor on five patents.

Mr. Steinberg and Mr. Levi are independent directors and will serve on the Company’s Audit, Compensation and Nominating and Governance Committees.

Commenting on the new Board members, Amos Kohn, President and CEO, stated, “We are very pleased with the addition of these two new directors whom we believe will be instrumental in providing continued oversight in achieving our strategic plan to focus on high-end, industrial grade, medical and military power solutions.

Terry Steinberg’s extensive experience in high growth industries and in particular his in-depth knowledge of the procurement processes for Department of Defense customers will be very supportive of our strategy for penetrating this market segment.

Israel Levi is a seasoned veteran of the telecommunication industry and is working closely with the Company to enhance and upgrade our management information systems. This effort is critical as we target strategic customers with ever increasing expectations for best in class quality and services. I am confident that both of our new Directors will contribute to our goal to significantly grow the Company in the next few years.

The Company has already shown through the significant increases in operating profit and net income achieved in the third quarter of 2008, based on dramatic improvements on our gross margins (from 26% to 38%), that we have built a strong foundation for this anticipated growth.”

Digital Power Corporation is a world-class solution-driven organization that designs, develops, manufactures, markets and sells switching power supply solutions to the telecom, datacom, industrial, medical, and military industries. Digital Power Corporation's headquarter is located at 41324 Christy Street, Fremont, California, 94538-3158; phone number: 510-657-2635, website:

www.digipwr.com.

Forward Looking Statements
The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenue and earnings results for 2008, increased activity in our military and commercial sectors and the expected results of modifications to the Company’s strategic plan. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason.

In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward looking statements:” (a) inability to complete sales, or possible delays in deployment, of products under international projects due to inability to complete or possible delays in completing the legal and commercial terms for such projects, including the timely receipt of purchase orders for such projects, quality issues, project delays or cancellations, political instability, inability to obtain proper acceptances or other unforeseen obstacles or delays; (b) inability to complete or possible delays in completing certain research and development efforts required for international projects; (c) the inability to make changes in business strategy, development plans and product offerings to respond to the needs of the significantly changing markets and technologies; (d) the inability of the Company to realize the benefits of the reduction in its cost structures due to changes in its markets or other factors, and the risk that the reduction in costs will not restore profitability in the timeframe anticipated by the Company; (e) the risk that the Company’s cost-cutting initiatives may impair the Company’s ability to effectively develop and market products and remain competitive in the telecom business; (f) possible delays in, or the inability to, complete negotiation and execution of purchase and service agreements with new or existing customers; (g) lower than expected demand for the Company’s products and pricing pressures on those products as a result of increased competition and consolidation within the industry; (h) the Company’s dependence upon a limited number of third party subcontractors and component suppliers to manufacture or supply certain aspects of the products sold by the Company; (i) the ability to manage the risks associated with and to grow the Company’s business; (j) the uncertain economic and political climate in certain parts of the world where the Company conducts business and the potential that such climate may deteriorate; (k) the Company’s ability to efficiently integrate acquired businesses and achieve expected synergies; and (l) delays in the rate of acceptance of the Company’s new product initiatives in the markets into which they will be sold, caused by extended testing or acceptance periods, requests for custom or modified engineering of such products, and customer budget cycles, among other factors.

Other factors that could cause actual events or results to differ materially from those contained in the “forward looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-KSB for the year ended December 31, 2007 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.digipwr.com